UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  March 22, 2017 (March 20, 2017)
OLD PSG WIND-DOWN LTD.
(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	001-36506 (Commission File Number)	Not Applicable (I.R.S. Employer Identification Number)

100 Domain Drive Exeter, NH (Address of principal executive offices)	03833-4801 (Zip Code)

Registrant’s telephone number, including area code:  (603) 610-5802
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                          Other Events.
On March 21, 2017, Old PSG Wind-down Ltd. (the “Company”) issued a press release (the “Press Release”) and filed a Notice of Change in Corporate Structure (“Notice of Change in Corporate Structure”) announcing that the Company has changed its name from “Performance Sports Group Ltd.” to “Old PSG Wind-down Ltd.” as required in accordance with, and pursuant to, the terms and conditions of the Asset Purchase Agreement, dated October 31, 2016, as amended, by and among the Company, subsidiaries of the Company party thereto, an acquisition vehicle co-owned by affiliates of Sagard Holdings Inc. and Fairfax Financial Holdings Limited, and the designated purchasers party thereto. A copy of each of the Press Release and the Notice of Change in Corporate Structure is attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference. The Certificate of Change of Name is also attached hereto as Exhibit 99.3.
Item 9.01                          Financial Statements and Exhibits.
(d)            Exhibits.
Exhibit No.	Description

99.1	Press Release, dated March 21, 2017.

99.2	Notice of Change in Corporate Structure, dated March 21, 2017.

99.3	Certificate of Change of Name, dated March 20, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 22, 2017
OLD PSG WIND-DOWN LTD.

By:	/s/ Michael J. Wall
	Name:	Michael J. Wall
	Title:	President